                                                                    EXHIBIT 10.2

                     FIRST UNION NATIONAL BANK OF GEORGIA
                            Post Office Box 740074
                            Atlanta, Georgia 30374



July 31, 1996

Mr. Theodore J. Bruno
Chief Executive Officer
Wire & Cable Specialties Corporation of Georgia
5060 Avalon Ridge Parkway
Norcross, GA 30071-4714

     RE:  Note Modification to Lower Pricing on the $4,500,000 Line of Credit

Dear Ted:

First Union National Bank of Georgia ("Bank") is pleased to offer a reduction in your pricing on your $4,500,000 line of credit as follows:

INTEREST RATE:
At the election of Borrower, the interest rate on the principal balance shall be the rates of interest described below for the interest periods indicated. If the Borrower does not elect an interest rate at any time, the principal balance shall bear interest at First Union's Prime Rate, as that rate may change from time to time. Borrower may change the interest rate at the end of an interest period by giving notice of the election not later than 11:00 a.m. local time at the office of First Union shown above (a) on the same business day as each proposed borrowing or interest rate conversion at a prime rate, and (b) at least two (2) business days before each borrowing or rate conversion for a LIBOR rate.

1-month LIBOR Rate plus 2.50% (250 basis points). The 1-month LIBOR Rate shall be determined in accordance with First Union's adjusted LIBOR Rate formula, with changes to occur monthly on the fifth day of each month.

All other terms and conditions of the Commitment Letter dated June 5, 1996 and Note dated June 14, 1996 remain in full force and affect.

Wire & Cable Specialties Corporation of Georgia
July 31, 1996
Page 2


Please indicate your acceptance of this offer and the terms and conditions contained herein by signing below and returning one executed copy of this letter to the undersigned.

Best regards,

FIRST UNION NATIONAL BANK OF GEORGIA



By: /s/ Michalene Donegan
   --------------------------------------
   Michalene Donegan
   Assistant Vice President



                  BORROWER'S ACCEPTANCE OF NOTE MODIFICATION

  The above Note Modification is hereby accepted on the terms and conditions outlined.

                WIRE & CABLE SPECIALTIES CORPORATION OF GEORGIA



BY:  /s/ Theodore J. Bruno                 DATE: Aug. 6, 1996
   --------------------------------------       --------------------------------
       Theodore J. Bruno
       Chief Executive Officer

                     FIRST UNION NATIONAL BANK OF GEORGIA
                          4570 Ashford Dunwoody Road
                            Atlanta, Georgia 30346





June 5, 1996

Mr. Theodore J. Bruno
Chief Executive Officer
Wire & Cable Specialties Corporation of Georgia
5060 Avalon Ridge Parkway
Norcross, GA 30071-4714

Dear Ted:

First Union National Bank of Georgia ("Bank") is pleased to offer you a commitment to lend on the following terms and conditions:

BORROWER:
Wire & Cable Specialties Corporation of Georgia ("Borrower").

LOAN AMOUNT:
Four million five hundred thousand dollars ($4,500,000.00).

PURPOSE:
The purpose of this Line of Credit is to finance both short term investments in receivables and inventory as well as investments in more permanent level of trading assets required for new branches.

INTEREST RATE:
At the election of Borrower, the interest rate on the principal balance shall be the rates of interest described below for the interest periods indicated. If the Borrower does not elect an interest rate at any time, the principal balance shall bear interest at First Union's Prime Rate plus 0.50% (50 basis points), as that rate may change from time to time. Borrower may change the interest rate at the end of an interest period by giving notice of the election not later than 11:00 a.m. local time at the office of First Union shown above (a) on the same business day as each proposed borrowing or interest rate conversion at a prime rate, and (b) at least two (2) business days before

Wire & Cable Specialties Corporation of Georgia
July 5, 1996
Page 2


each borrowing or rate conversion for a LIBOR rate.

1-month LIBOR Rate plus 3.0% (300 basis points). The 1-month LIBOR Rate shall be determined in accordance with First Union's adjusted LIBOR Rate formula, with changes to occur monthly on the fifth day of the each month.

TERMS:
Repayable in daily payments of accrued interest pursuant to the Controlled Cashflow Plus Services Description referenced in the Master Agreement dated January 4, 1994, but at no time shall the outstanding balance exceed the Loan Amount or the Borrowing Base, as defined in this Commitment Letter until May 5, 1997 when all remaining principal and interest shall be due.

Borrower may prepay the loan in whole or in part only if Borrower pays such additional amounts deemed necessary by First Union to compensate First Union for any losses, costs or expenses which First Union may be deemed to incur as a result of such prepayments.

FEES:
Borrower has option of Either
     .  a 1/8% Commitment Fee on the Line of Credit due at closing, or

     . a 1/4% Unused Fee on the Unused portion of the line, paid monthly in arrears.

COLLATERAL:
A security interest in all of the Borrower's inventory, accounts receivable, either presently existing or hereafter acquired, and all proceeds of the foregoing. This security shall be evidenced by an Instrument and Security Agreement, and UCC's filed with the states and counties of appropriate jurisdiction. Bank shall also be assigned insurance policies on the life of Theodore Bruno in the aggregate amount of $2,000,000.00.

GUARANTY:
This Line of Credit requires the joint and several Unconditional Guaranties of Theodore Bruno and Paul Monahan, III. The Unconditional Guaranty shall contain such terms, conditions, representations, and warranties as Bank requires. Guarantors will provide Guarantor's financial statements on an annual basis, which financial statement shall disclose all of Guarantor's assets and liabilities, income and contingent liabilities.

BORROWING BASE:
     The Borrowing Base is defined as the sum of (1) 75% of Eligible Accounts Receivable plus (2) 50% of inventory, with the amount advanced on inventory capped at $2,500,000.00.

Wire & Cable Specialties Corporation of Georgia
July 5, 1996
Page 3


     "Eligible Accounts Receivable" is defined as total accounts receivable less:

     (a) Accounts which remain unpaid for more than ninety days after the original invoice date including all Accounts with more than 25% of its balance owing already ineligible;

     (b) Accounts due from a customer whose principal place of business is located outside the United States of America, unless such Account is backed by a letter of credit issued or confirmed by a bank organized under the laws of the United States of America or a State thereof, having capital and surplus acceptable to the Bank; provided that such letter of credit has been delivered to the Bank as additional collateral under the Security Documents;

     (c) Accounts with respect to which the customer is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates.

     "Eligible Inventory" is defined as total inventory less any obsolete or slow moving inventory, supplies, and consigned sale inventory.

FINANCIAL REPORTS:
Borrower shall deliver to Bank (1) within 120 days of year end, audited annual financial statements, including, without limitation, a balance sheet and related statements of income and retained earnings and cash flows for the year then ended, with supporting schedules, prepared in conformity with generally accepted accounting principles and certified, without qualification, by a CPA acceptable to Bank, (2) within 45 days of month end, monthly internally prepared balance sheet and profit and loss statement statements; (3) within 45 days of month end, monthly accounts receivable agings and summary inventory reports.

COVENANTS:
In addition to the covenants customarily required by First Union for similar loans, the covenants described below will be required.

     .    Tangible Net Worth.  Borrower shall at all times maintain a Tangible
          ------------------
          Net Worth of at least two million two hundred thousand dollars ($2,200,000). "Tangible Net Worth" shall mean the total assets minus total liabilities, including debt fully subordinated to the loan, after subtracting therefrom the aggregate amount of any intangible assets including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names.

     .    Total Liabilities to Tangible Net Worth Ratio.  Borrower shall at all
          ---------------------------------------------
          times maintain a total liabilities, including debt fully subordinated to the loan, to Tangible Net

Wire & Cable Specialties Corporation of Georgia
July 5, 1996
Page 4


          Worth ratio of not more than 3.25 to 1.00. For purposes of this computation, "total liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

     .    Fixed Assets.  Borrower shall not during any fiscal year expend on
          ------------
          gross fixed assets (including gross leases to be capitalized under generally accepted accounting principles and leasehold improvements) an amount exceeding two hundred thousand dollars ($200,000) in the aggregate.

     .    Distributions.  Distributions limited to $300,000.00 to cover
          -------------
          Theodore Bruno's life insurance premiums, property taxes and other living expenses, and an amount sufficient to satisfy any shareholders' tax liabilities resulting from Borrower's election of "Subchapter S" status.

     .    Funded Debt to Cash Flow Ratio.  Borrower shall at all times maintain
          ------------------------------
          a Debt to Cash Flow Ratio of not more than 4.00 to 1.00. "Debt to Cash Flow" shall mean the sum of all Funded Debt over the sum of net profit, interest, depreciation, amortization and taxes. "Funded Debt" shall mean, as applied to any person, the sum of all indebtedness for borrowed money (including, without limitation, capital lease obligations and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person.

     . Borrower shall provide a monthly borrowing base and covenant compliance certificate to Bank within 45 days of month end.

ADDITIONAL PROVISIONS:
     Depository Accounts: Borrower agrees to maintain primary depository accounts at Bank.

     Hazard Insurance: Borrower must maintain hazard insurance policies in form and substance satisfactory to Bank and issued by issuers acceptable to Bank. The Bank is to be named as mortgagee/loss payee on the policies.

COSTS:
Borrower shall pay all costs, expenses and fees (including, without limitation, appraisal, survey, insurance, environmental assessment, attorneys' fees, and recording fees) associated with this transaction.

LOAN DOCUMENTATION:

Wire & Cable Specialties Corporation of Georgia
July 5, 1996
Page 5


The loan will be evidenced by documents prepared by and acceptable to First
Union.

OTHER PROVISIONS:
The preceding terms and conditions are not exhaustive, and this commitment is subject to certain other terms and closing conditions customarily required by First Union for similar transactions. This commitment will expire unless it is closed on or before June 20, 1996. The transaction will be evidenced by documents in form and content acceptable to First Union, and this commitment letter shall not survive closing.

Borrower represents and agrees that all financial statements and other information delivered to First Union are correct and complete. No material, adverse change may occur in, nor any adverse circumstance be discovered as to, the business or financial condition of the Borrower or the Guarantors prior to closing. First Union's obligations under this commitment are conditioned on the fulfillment to First Union's sole satisfaction of each term and condition referenced by this commitment.

This commitment supersedes all prior commitments and proposals with respect to this transaction, whether written or oral, including any previous loan proposals made by First Union or anyone acting with its authorization. No modification shall be valid unless made in writing and signed by an authorized officer of First Union. This commitment is not assignable, and no party other than Borrower shall be entitled to rely on this commitment.

Please indicate your acceptance of this offer and the terms and conditions contained herein by signing on the next page and returning one executed copy of this commitment letter to the undersigned. This offer of commitment shall expire unless the acceptance is received by the undersigned on or before June 20, 1996.

Best regards,

FIRST UNION NATIONAL BANK OF GEORGIA



By:   /s/ Dana Tucker
   -------------------------
       Dana Tucker
       Vice President

Wire & Cable Specialities Corporation of Georgia
June 5, 1996
Page 6

           BORROWER'S ACCEPTANCE OF COMMITMENT LETTER AND AGREEMENT

The above Commitment Letter and Agreement is hereby accepted on the terms and conditions outlined.


                WIRE & CABLE SPECIALTIES CORPORATION OF GEORGIA



BY:  /s/ Theodore J. Bruno                        DATE:   6/11/96
   --------------------------------------------        -------------
    Theodore J. Bruno
     Chief Executive Officer



GUARANTOR:



By:  /s/  Theodore J. Bruno                       DATE:   6/11/96
   --------------------------------------------        -------------
     Theodore J. Bruno



GUARANTOR:



By:  /s/  Paul Monahan                            DATE:   6/11/96
   --------------------------------------------        -------------
     Paul Monahan, III

                                PROMISSORY NOTE

$4,500,000.00                                                      June 14, 1996

Wire & Cable Specialties Corporation of Georgia
5060 Avalon Ridge Parkway
Norcross, Georgia 30071-4714
(Individually and collectively "Borrower")

First Union National Bank of Georgia
999 Peachtree Street - GA9104
Atlanta, Georgia 30309
(Hereinafter referred to as the "Bank")

RENEWAL/MODIFICATION. This Promissory Note renews, extends and/or modifies that certain Promissory Note and Security Agreement dated May 12, 1995 (the "Promissory Note and Security Agreement"), evidencing an original principal indebtedness of $4,000,000.00 of which $0.00 is currently outstanding. Except as expressly provided herein, all terms and conditions relating to the pledge of collateral contained in the Promissory Note and Security Agreement remain in full force and effect, and such collateral continues to secure the Obligations herein and as provided in the Promissory Note and Security Agreement. This Promissory Note is not a novation.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000,00) or such sum as may be advanced from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement dated June 1 4, 1 996.

INTEREST RATE DEFINITIONS.

LIBOR RATE. 1-month LIBOR Rate plus 3.0% (300 basis points) ("LIBOR-Based Rate'). "LIBOR" is the rate (rounded to the next higher 1 /1 00 of 1 %) for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Bank from another recognized source of interbank quotation), adjusted for reserves by dividing that rate by 1.00 minus the LIBOR Reserve. "LIBOR Reserve" is the maximum percentage reserve requirement (rounded to the next higher 1/100 of 1 % and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined therein.

PRIME RATE. The rate of Bank's Prime Rate plus .5% (50 basis points) as that rate may change from time to time with changes to occur on the date Bank's Prime Rate changes ("Prime-Based Rate"). Bank's Prime Rate shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

INTEREST RATE SELECTION AND ADJUSTMENT.

INTEREST RATE OPTIONS. Subject to the provisions hereof, at the election of Borrower, the unpaid principal balance of this Note shall bear interest from the date hereof at the LIBOR-Based Rate or Prime-Based Rate (each, an "Interest Rate"). Borrower shall elect the Interest Rate, except the Prime-Based Rate, the period of time such Interest Rate will continuously apply (each, an "Interest Period"), if any, applicable thereto at the time of each borrowing and each rate conversion pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion" below. There shall be no more than one Interest Rate in effect at any time.

When the Prime-Based Rate is elected, it shall be adjusted daily and the Prime-Based Rate shall continue to apply until another Interest Rate option is elected pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion." When the LIBOR-Based Rate is elected, such rate shall be fixed for the Interest Period and shall apply for successive Interest Periods at the then prevailing successive rate until another Interest Rate option is elected pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion." When Borrower has not duly specified an Interest Rate as provided herein, the Note shall bear interest at the Prime-Based Rate.

INTEREST PERIODS. In connection with each LIBOR-Based Rate, Borrower, by giving notice at the times described in the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion" below, shall select an Interest Period to be applicable thereto, which Interest Period shall be a period of 1 month. No Interest Period selection is required for the Prime-Based Rate.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, (a) Borrower shall no longer have the option to request LIBOR-Based Rate and (b) all outstanding Obligations shall bear interest at the Prime-Based Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

NOTICE AND MANNER OF BORROWING AND RATE CONVERSION. Borrower shall give Bank irrevocable telephonic notice (confirmed in writing) of each proposed borrowing or rate conversion not later than 11:00 a.m. local time at the office of Bank first shown above (a) on the same business day as each proposed borrowing or rate conversion at a Prime-Based Rate and (b) at least 2 business days before each proposed borrowing or rate conversion at a LIBOR-Based Rate. Each such notice shall specify (i) the date of such borrowing or rate conversion, which shall be a business day, (ii) the amount to be borrowed or converted, (iii) the Interest Rate or Interest Rates selected by Borrower, and (iv) except for the Primed-Based Rate, the duration of any Interest Period applicable thereto, which period must equal the Interest Rate option. Notices received after 11:00 a.m. local time at the office of Bank first shown above shall be deemed received on the next business day.

INDEMNIFICATION AND ADDITIONAL COSTS.

INDEMNIFICATION. Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Note or (b) any payment, prepayment or conversion of any loan on a date other than the last day of the Interest Period ("Indemnified Loss or Expense").

ADDITIONAL COSTS. If, at any time, a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or credit extended by Bank, or subjects Bank to any tax, duty or other charge (except tax on Bank's net income), and any of the foregoing increase the cost to Bank of maintaining its commitment or reduce the amount of any sum received or receivables by Bank under this Note, within 15 days after demand by Bank, Borrower agrees to pay Bank such additional amounts as will compensate Bank for such increased costs or reduction ("Additional Costs").

MATCH FUNDING. The amount of such (a) Indemnified Loss or Expense or (b) Additional Costs outlined above shall be determined, in Bank's sole discretion, based upon the assumption that Bank funded 100% that portion of the loan to which the LIBOR-Based Rate or CD-Based Rate applies respectively in the applicable London interbank or domestic certificate of deposit market.

UNAVAILABILITY OF INTEREST RATE. If, at any time, (a) Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR or CD deposits in the applicable amounts are not being offered to Bank; or (b) a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Note, (i) Bank's obligation to make, maintain or convert into a LIBOR-Based Rate shall be suspended; and (ii) the applicable LIBOR-Based Rate shall immediately be converted to the Prime-Based Rate for the remainder of the Interest Period.

INTEREST COMPUTATION. (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable as set forth in Schedule A attached hereto and made a part hereof. All remaining principal and interest shall be due and payable on May 5, 1 997.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, but however, does not include swap agreements as defined in 11 U.S.C. (S) 101 whenever executed.

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. (S) 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note, or if permitted under the law of that state, 5% of each payment past due for 10 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations under this Note or any other Loan Documents. False Warranty. A warranty or representation made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. (S) 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower). Cessation; Bankruptcy. The death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of its Subsidiaries or Affiliates, if any; (ii) the acquisition of substantially all of Borrower's, any Subsidiary's, any Affiliate's, or guarantor's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's, any Subsidiary's, any Affiliate's or any guarantor's, ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower, Subsidiary, Affiliate, or guarantor enter into any merger or consolidation.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien and Set-off. Exercise its right of set-off or to foreclose its security interest or lien against any account of any nature or maturity of Borrower with Bank without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note. Bank's obligation to advance or readvance under this Note shall terminate if Borrower is in Default under this Note. Cash Management CCF+. Loan advances and readvances under this Note will be made from time to time, into the specified account(s) with Bank pursuant to the Controlled Cash Flow Plus Services Description and Master Agreement (the "Services Agreement") dated January 4, 1994 between Bank and Borrower and any amendments or modifications thereto. No loan advance(s) will be made (i) in an amount less than $1,000.00 and each loan advance will be made in increments of $1,000.00, (ii) if the Services Agreement has been breached or terminated, or
(iii) if this line of credit is not renewed. All outstanding principal and interest will be repaid daily from the specified Depository Account(s) under the Agreement before any advance or readvance of funds is made under this Note.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Commitment Letter and Loan Agreement between Bank and Borrower dated June 5, 1996.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal

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

representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Advances. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each Borrower is jointly and severally obligated under this Note. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the
                                                       ------
Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                                 Wire & Cable Specialties Corporation of Georgia Taxpayer Identification Number: 58-6236414



CORPORATE                        By:   /s/ Theodore J. Bruno
                                    --------------------------------------------
SEAL                                  Theodore J. Bruno, Chief Executive Officer


                                 By:   /s/  Paul Monahan
                                    --------------------------------------------
                                      Paul Monahan, III, Chief Operating Officer

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